Exhibit 99.02

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92 130

Telephone: 858/794-1441

Facsimile: 858/794-1450 kah@weiserlawfirm. com

THE WEISER LAW FIRM, P.C.

ROBERT B. WEISER

BRETT D. STECKER

JEFFREY J. CIARLANTO

121 N. Wayne Avenue, Suite 100

Wayne, PA 19087

Telephone: 610/225-2677

Facsimile: 610/225-2678

Attorneys for Plaintiff Walter Hamilton

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re CADENCE DESIGN SYSTEMS, INC. SECURITIES AND DERIVATIVE LITIGATION

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No. C-08-4966 SC NOTICE OF SETTLEMENT EXHIBIT A-l

This Document Relates To:

Nos. CV-10-01849-SC, CV-10-03607-SC,andCV-10-03627-SC.

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CADENCE DESIGN SYSTEMS, INC. (“CADENCE” OR THE “COMPANY”) AS OF JUNE 7, 2011 (“CURRENT CADENCE STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE LITIGATION, SHAREHOLDERS OF CADENCE WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS LITIGATION IS NOT “CLASS ACTION” LITIGATION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you that a Stipulation of Settlement dated June 7, 2011 (the “Stipulation” or “Settlement”) has been entered to resolve all shareholder derivative claims pending on behalf of Nominal Defendant Cadence Design Systems, Inc. in three related shareholder derivative actions currently pending before the United States District Court for the Northern District of California (the “Federal Court”): Hamilton v. Fister, et al, Case No. CV-10-01849-SC (the “Hamilton Action”), Samani v. Fister, et al., Case No. CV-10-03607-SC (the “Samani Action”), and Powers v. Fister, et al., CV-10-03627-SC (the “Powers Action”) (collectively, the “Federal Actions”). The Stipulation also resolves all related shareholder derivative claims pending in the Superior Court of the State of California, Santa Clara County, in the action entitled: In re Cadence Design Systems, Inc. Deriv. Litig., Case No. 1:08-CV-127922 (the “State Action”).

The Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) a proposed Settlement and dismissal of the Federal Actions and State Action (collectively, the “Actions”) with prejudice as to the Released Persons; (ii) an award of attorneys’

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fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation (the “Fee Award”); and (iii) awards in the amount of $2,500 to each of the Plaintiffs (the “Special Awards”) to be paid from the Fee Award prior to its distribution among Plaintiffs’ Counsel.

On February 24 , 2012, at 10:00 a.m., a hearing (the “Settlement Hearing”)

will be held before the Honorable Samuel Conti of the United States District Court for the Northern District of California, located at 450 Golden Gate Avenue, Courtroom 1, San Francisco, California, to determine: (1) whether the terms of the Settlement, including the Fee Award and Special Awards should be approved as fair, reasonable, and adequate; and (2) whether the Actions should be dismissed on the merits and with prejudice.

This Notice summarizes, and is controlled by, the terms of the Settlement, which is contained in a Stipulation of Settlement. You can view and obtain the Stipulation from the “Investor Relations” section of Cadence’s website (http://www.cadence.com), which contains a hyperlink to the Stipulation. All capitalized terms in this Notice, if not defined in this Notice itself, are defined in the Stipulation of Settlement, and their meaning in this Notice is the same as in the Stipulation. The same hyperlink will connect you to related documents that are discussed in this Notice.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE LITIGATION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

BACKGROUND AND DESCRIPTION OF THE ACTIONS

The Actions are brought on behalf of Nominal Defendant Cadence, a Delaware corporation headquartered in San Jose, California. Cadence customers use Cadence software, hardware, IP and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems.

On October 22,2008, Cadence announced that it was reviewing the recognition of revenue related to customer contracts signed during the first quarter of 2008. The Company also announced

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that it expected to restate its financial statements for the first quarter of 2008 and the first half of 2008 to correct the revenue recognition with respect to certain contracts.

On November 18, 2008 and December 1, 2008, respectively, Ury Priel (“Priel”) and Mark Levine (“Levine”) filed shareholder derivative complaints against the Individual Defendants on behalf of Cadence in the State Court. On January 20,2009, the Court consolidated the actions filed by Priel and Levine, thus forming the State Action.1

The State Action alleges that certain present and former directors and officers of Cadence (the “Individual Defendants”) caused Cadence to report materially false and misleading financial statements for the first two quarters of fiscal year 2008 by, inter alia, prematurely recognizing revenue on customer contracts in violation of GAAP. The complaints in the Actions allege claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment, and Plaintiffs alleged that the Individual Defendants’ conduct damaged Cadence. To learn more about the specific allegations and claimed damages in the Actions (and the allegations and claimed damages in a related shareholder class action (the “Class Action”)), you can inspect the complaints on file with the Court or at the website www.weiserlawfirm.com. The parties in the Class Action (captioned and numbered In re Cadence Design Systems, Inc. Securities Litigation, No. 3:08-cv-04966-SC) have reached an agreement-in-principle to settle that case, and the same Court that will consider final approval of the Actions, will also consider final settlement approval of the Class Action. A copy of that proposed settlement in the stockholder class action and of the related notice may be obtained through the Clerk of the Court or via hyperlinks provided in the from the “Investor Relations” section of Cadence’s website (http://www.cadence.com).

On December 10, 2008, the Company announced that the Audit Committee of its Board of Directors, with the assistance of special counsel Wilson, Sonsini, Goodrich & Rosati, completed an investigation of, among other things, the recognition of revenue related to customer contracts (the

1 On May 25,2011, Levine filed a Request for Dismissal With Prejudice with the State Court,

seeking leave to dismiss with prejudice the shareholder derivative action that he filed on December 1, 2008.

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“Investigation”), and that as a result of the Investigation, the Company would restate its quarterly financial statements for the first two quarters of 2008. The restatement resulted in the adjustment of $24.8 million of product revenue recognized in the first quarter of 2008, and $12 million of product revenue recognized in the second quarter of 2008. The Company also announced that the Audit Committee had concluded that the circumstances that led to the restatement were not the result of illegal conduct on the part of any of Cadence’s directors, officers or other employees. As a result of the Investigation, however, the Company identified a material weakness relating to the insufficient design and ineffective operation of certain internal controls over the recognition of revenue from customer contracts.

On April 28, 2010, plaintiff Walter Hamilton initiated the Hamilton Action in the Federal Court. On August 16,2010, plaintiff Arash Samani initiated the Samani Action in the Federal Court. On August 17,2010, plaintiff George Powers initiated the Powers Action in the Federal Court. The Federal Actions allege shareholder derivative claims on behalf of Cadence that are similar to the State Action. The Federal Actions also allege that the Individual Defendants caused the Company to report materially overstated revenues and earnings by, inter alia, prematurely recognizing revenue on customer contracts in violation of Generally Accepted Accounting Principles.

After exchanging certain information, on August 25,2010, the Settling Parties participated in a formal joint mediation before JAMS mediator the Hon. (Ret.) Edward A. Infante (“Judge Infante”) in San Francisco, California. Although the Settling Parties made some progress at the mediation, the Actions did not settle at that time. The mediation, however, resulted in continued settlement discussions which occurred throughout the fall and winter of 2010. Ultimately, the Settling Parties engaged in a final mediation before Judge Infante on February 8,2011 in San Francisco, California. With the substantial assistance of Judge Infante (including a “mediator’s proposal” to settle the Actions when the Settling Parties appeared deadlocked), the Settling Parties were able to reach an agreement-in-principle on the settlement terms herein, which ultimately culminated in the proposed Settlement reflected in the Stipulation.

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REASONS FOR THE SETTLEMENT

Plaintiffs’ Counsel has conducted an extensive investigation during the development and prosecution of the Actions, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) preparing detailed complaints; (iii) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (iv) interviewing several confidential witnesses; (v) reviewing certain of the Company’s internal documents; (vi) reviewing and analyzing the extensive record in the Securities Action; (vii) researching various corporate governance issues; (viii) preparing multiple mediation briefs; (ix) participating in numerous telephonic conferences with Judge Infante, Cadence’s and the Individual Defendants’ counsel; and (x) attending two formal mediations with Cadence’s and the Individual Defendants’ counsel and Judge Infante.

Based upon their investigation, Plaintiffs’ Counsel believes that the claims in the Federal Actions have merit and were brought in good faith. Nevertheless, without conceding the merit of any of the Individual Defendants’ defenses or the lack of merit of any of their allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Based on these considerations, among others, Plaintiffs believe that the terms of the Settlement are fair, reasonable, and adequate to Cadence and its stockholders, and that the Settlement has conferred or will confer substantial benefits upon and is in the best interests of Cadence and Current Cadence Stockholders.

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing and liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Each of the Individual Defendants denies the allegations concerning any alleged breach of fiduciary duty. The Individual Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

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The Individual Defendants deny the allegations that the Plaintiffs, Cadence, or its shareholders have suffered damages, or that the Plaintiffs, Cadence or its shareholders were harmed by the conduct alleged in the Actions.

Nonetheless, Cadence and the Individual Defendants have agreed to settle the Actions on the terms in the Stipulation. Without conceding merit of any of Plaintiffs’ allegations, or lack of merit of any of the Individual Defendants’ defenses, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Cadence and the Individual Defendants have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

SUMMARY OF THE SETTLEMENT TERMS

As detailed in the Stipulation, the Settlement includes the adoption, implementation, and/or maintenance of a variety of corporate governance reforms (“Corporate Governance Enhancements”), including measures that Plaintiffs believe address the underlying issues in the Actions, including, but not limited to, improved procedures, oversight and training concerning revenue recognition practices, increased communication between the Company’s outside independent auditor and the Company’s Board of Directors (the “Board”), provisions requiring Board members to attend annual training in areas, including, but not limited to, revenue recognition and internal controls over financial reporting, as well as other enhanced internal control procedures. These Corporate Governance Enhancements, documented in the Stipulation, specifically include:

1. Corporate Governance Enhancements a. Revenue Recognition

(1) The Company’s management and Board will institute a process to review, on at least an annual basis, the Company’s revenue recognition policies and analyze, in consultation with the Company’s independent outside auditor, whether changes to those policies are appropriate.

(i) The Company’s Chief Financial Officer (“CFO”) and

Controller will, on at least an annual basis, meet with the Company’s Revenue Accounting Department and the Company’s independent outside auditor, for the purpose of reviewing the

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Company’s revenue recognition policies. At least the following matters will be reviewed at this meeting:

1. The accounting standards and guidance relevant to revenue recognition;

2. Any new accounting standards or guidance relevant to Cadence (including any proposed changes to standards or guidance);

3. Any areas related to revenue recognition where significant judgment is required for application of Cadence’s revenue recognition policies;

4. The adequacy of Cadence’s internal controls over financial reporting related to revenue recognition.

(ii) The Company’s CFO will present the conclusions of these meetings to the Audit Committee of the Board within thirty (30) days after their conclusion, and shall discuss with the Audit Committee whether any changes to the Company’s policies should be adopted. The Company will request that its independent outside auditor be present at this meeting and available to answer questions.

(2) The Company will require that its independent outside auditor report in writing to the Audit Committee at least annually regarding: (i) whether it recommends any changes to the Company’s revenue recognition policies or (ii) its internal controls over financial reporting related to revenue recognition. The Company will require that its independent outside auditor also meet privately, at least annually, with the Audit Committee to discuss the Company’s revenue recognition policies, guidelines, procedures, and the adequacy of its internal controls over financial reporting.

(3) The Company’s Internal Auditor will report to the Board at least annually regarding the Company’s compliance with its revenue recognition policies, and the adequacy of the Company’s internal controls related to financial reporting. If the Company’s Internal Auditor becomes aware of any significant issue(s) (or potentially significant issue(s)) regarding the

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Company’s compliance with its revenue recognition policies or the adequacy of Cadence’s internal controls over financial reporting relating to revenue recognition, or any other matter, the Internal Auditor will report the issue in writing promptly to the Company’s General Counsel and Audit Committee.

(4) The Audit Committee will meet at least annually with the Company’ s CFO and the independent outside auditor to review the Company’s disclosure process used in preparing and reviewing draft financial statements. This meeting will, at minimum, address whether the Company’s disclosures related to revenue recognition and internal controls over financial reporting are appropriate, and whether the Company’s processes related to those disclosures are appropriate.

(5) All sales finance personnel will receive, at least annually, instruction on the Company’s revenue recognition policies, and will be asked to certify, in writing, annually that they have a sufficient understanding of the policies to recognize how their activities can impact revenue recognition. If any significant changes are made to the Company’s revenue recognition policies that relate to or concern the responsibilities of sales finance personnel, they will promptly participate in training regarding these changes, and certify, in writing, their understanding of these changes.

b. Foreign Operations

(1) The senior employee at each foreign operation or sales team with foreign customers will certify, in writing, to the Company’s CFO on a quarterly basis that, after reasonable inquiry, he or she can state that there are no agreements or understandings with the Company’s customers relevant to revenue recognition which have not been fully disclosed to the Company’s auditors.

c. Board Policies

(1) The Board will solicit bids from audit firms and consider whether it is appropriate to recommend to stockholders a ratification of a change in audit firms.

(2) The Board will participate in training on relevant topics, including but not limited to, internal controls, SEC and Sarbanes-Oxley Act of 2002 compliance, executive

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compensation, revenue recognition, and internal controls over financial reporting, provided by a qualified third party (such as a reputable “Director College” or an internationally-recognized law or accounting firm), on at least an annual basis.

(3) The chair of each committee of the Board shall rotate at least once every seven years (the first such rotation to occur no later than 2018), subject to the discretion of a majority of the independent directors of the Board to allow an individual to remain as chair of a particular committee for such longer time as it determines to be in the best interests of Cadence and its shareholders.

(4) The Audit Committee will, at least annually, formally review Cadence’s policies related to revenue recognition and the adequacy of its internal controls over financial reporting with the Company’s CFO and independent outside auditor, as well as the relevant internal controls over financial reporting that the Company has in place regarding revenue recognition. This review will take into account at least the following matters:

(i) Any relevant changes to revenue recognition accounting

standards, internal controls or guidance; and

(ii) Whether the Company should make any changes to its internal controls related to revenue recognition and/or financial reporting.

(5) Cadence will continue to maintain director and officer stock ownership guidelines.

(6) The Compensation Committee of the Board will meet at least three times per year. The subjects of these meetings will include at least the following:

(i) Whether the Company’s corporate goals and objectives related to compensation of its senior management are appropriate.

(ii) Evaluation of the performance of the Company’s senior

management relative to the corporate goals and objectives related to compensation of senior management.

(iii) Review and evaluation of the Company’s “Compensation

Discussion and Analysis” and related disclosures.

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(iv) Consider and be responsible for approving or denying any severance payments to Named Executive Officers if the employee was terminated or resigned.

(7) The Compensation Committee of the Board will retain an independent consultant at least once every three years to conduct a study of Cadence’s executive compensation policies, relative to its peer companies. The results of each such study will be promptly presented to the Compensation Committee and the full Board.

2. Earlier Corporate Governance Enhancement

a. In addition to the above terms, Cadence previously adopted the following corporate governance enhancement (the “Earlier Corporate Governance Enhancement”) after the filing of one or more of the Actions: Cadence adopted a “clawback” policy relating to the effect of restating financial statements on compensation (see Proxy Statement for the 2010 Annual Meeting of Stockholders), which shall be maintained consistent with then-applicable law. In adopting the Earlier Corporate Governance Enhancement, Cadence considered the allegations of wrongdoing made in the Actions. The Earlier Corporate Governance Enhancement was made at least in part in recognition of the Actions.

b. Separate from the Earlier Corporate Governance Enhancement, Cadence added a new independent director to its Board in 2011. Cadence will not dispute that the Actions were considered in connection with addition of this new independent director to the Board in 2011.

3. Cadence agrees that these policies will remain in effect and be adhered to for a period of at least three (3) calendar years from the date of the final approval of the settlement, unless any of these measures would conflict with a change in relevant law or listing standards (the “Effective Period”).

RELEASE OF CLAIMS

Upon the Effective Date, as defined in 1.7 of the Stipulation, (i) Plaintiffs and Plaintiffs’ Counsel, on their own behalf and derivatively on behalf of Cadence (as nominal defendant), (ii) Cadence and (iii) Current Cadence Stockholders shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally and forever released, relinquished, extinguished and discharged all Released Claims (including Unknown Claims as defined in fl.24 of the

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Stipulation) against each and all of the Released Persons and shall be permanently barred and enjoined from instituting, commencing or prosecuting or asserting any Released Claim against any of the Released Persons; provided, however, that nothing shall prevent any of the Plaintiffs from submitting a claim (i.e. Proof of Claim) or receiving any monetary or other distribution from any settlement of the Securities Action.

Upon the Effective Date, as defined in 1.7 of the Stipulation, Cadence and each of the Individual Defendants shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally, and forever released, relinquished, extinguished and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims as defined in 1.24 of the Stipulation) arising out of, relating to or in connection with the institution, prosecution, assertion, Settlement or resolution of the Actions or the Released Claims; provided, however, that nothing shall in any way impair or restrict the rights of Cadence or any Released Person to enforce the terms of the Stipulation.

TEMPORARY BAR AND INJUNCTION

Pending final determination by the Court of whether the Settlement should be approved, Plaintiffs, Cadence, and all Current Cadence Stockholders are barred and enjoined from instituting, commencing or prosecuting any Released Claims as against the Released Persons. In addition, all proceedings in the Actions, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended until further order of the Court. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES AND SPECIAL AWARDS

Cadence, through its Board exercising its independent business judgment, has agreed, in light of the substantial benefits that the Settlement has created or will create for Cadence and Current Cadence Stockholders, to cause Plaintiffs’ Counsel attorneys’ fees to be paid and their expenses reimbursed in the amount of $1.75 million. Accordingly, concurrent with seeking final approval of the Settlement, Plaintiffs’ Counsel will apply to the Court for the Fee Award. Any disapproval or modification of the Fee Award by the Court shall not affect the enforceability of this Settlement or provide any of the Settling Parties with the right to terminate the Settlement as set forth in the Stipulation.

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Based on the benefits that Plaintiffs’ Counsel believes that Plaintiffs have achieved through the prosecution of the Actions, Plaintiffs’ Counsel also will seek Court approval for Special Awards in the amount of $2,500 for each of the Plaintiffs. The Individual Defendants and Cadence will not object to a request for Court approval of the Special Awards. The Special Awards shall be funded by the Fee Award to the extent approved in whole or part.

The Court may consider and rule upon the fairness, reasonableness and adequacy of the Settlement independently of the Fee Award or Special Awards.

RIGHT TO APPEAR AND OBJECT

IF YOU ARE A CURRENT CADENCE STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

Any Current Cadence Stockholder objecting to the Settlement of the Actions, including the Fee Award and/or the Special Awards, shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of June 7,2011. Any Current Cadence Stockholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on his or her own. However, no Current Cadence Stockholder shall be heard at the Settlement Hearing unless no later than twenty-one (21) days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, and Cadence’s counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in Cadence. Only Current Cadence Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before February 3, 2012 with service on the following parties:

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Counsel for Plaintiff Walter Hamilton in the Federal A ctions

Kathleen A. Herkenhoff

THE WEISER LAW FIRM, P.C. 12707 High Bluff Drive, Suite 200 San Diego, CA 92 130

Robert B. Weiser

Brett D. Stecker

Jeffrey J. Ciarlanto THE WEISER LAW FIRM, P.C. 121 North Wayne Avenue, Suite 100 Wayne, PA 19087

Kip B. Shuman Rusty E. Glenn THE SHUMAN LAW FIRM

885 Arapahoe Ave. Boulder, CO 80302

Counsel for Plaintiff Ury Priel in the State Action

William B. Federman

FEDERMAN & SHERWOOD

10205 N. Pennsylvania Avenue Oklahoma, OK 73120

Counsel for Cadence

Ethan D. Dettmer

Matthew S. Kahn

GIBSON, DUNN & CRUTCHER LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105

Any Current Cadence Stockholder who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection and will be barred for all time by the Order and Final Judgment of the Court. Current Cadence Stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

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THE ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of Cadence and Current Cadence Stockholders, the parties to the Actions will ask the Court to enter the Order and Final Judgment, which will, among other things:

(a) approve the Settlement as fair, reasonable, adequate and in the best interests of Cadence and Current Cadence Stockholders and direct consummation of the Settlement in accordance with its terms and conditions;

(b) issue the Fee Award and Special Awards;

(c) dismiss the Actions with prejudice on the merits and release all Released Claims as against Cadence and the Individual Defendants;

(d) permanently bar and enjoin Plaintiffs, Cadence and Current Cadence Stockholders from instituting, commencing or prosecuting the Released Claims as against Cadence and the Individual Defendants in any court or tribunal of this or any other jurisdiction; and

(e) retain jurisdiction over all matters relating to the consummation of the Settlement provided for herein.

In the event the Settlement is not approved, or such approval does not become Final, then the Settlement shall be of no further force and effect and each party then shall be returned to his, her or its respective position immediately prior to the Settlement without prejudice and as if the Settlement had not been entered into.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

The foregoing description of the Settlement Hearing, the Actions, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive. Accordingly, Current Cadence Stockholders are referred to the documents filed with the Court in the Actions, and the Current Report on SEC Form 8-K, which is available on the “Investor Relations” section of Cadence’s website (http://www.cadence.com) and provides hyperlinks to the Stipulation. In addition, complaints in the derivative suits and the class action can be obtained on the website www.weiserlawfirm.com.

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PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

Inquiries regarding the Settlement may be made to Counsel for Plaintiff Walter Hamilton in the Federal Actions: Robert B. Weiser, The Weiser Law Firm, P.C., 121 North Wayne Avenue, Suite 100, Wayne, PA 19087; telephone: 610-225-2677.

DATED November 15,2011

BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

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